UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2005

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                    Entry into a Material Definitive Agreement

On June 30, 2005, 3M Company (the “Company”) announced that W. James McNerney, Jr., has resigned as Chairman of the Board and Chief Executive Officer of the Company and from all other positions held with the Company or any of its subsidiaries, effective as of June 30, 2005 (the “Date of Termination”). This agreement is memorialized in a written letter agreement with the Company dated June 29, 2005 (the “Resignation Letter”). Pursuant to the terms of the Resignation Letter, Mr. McNerney has agreed to provide certain post-termination assistance to the Company. He also agreed to a customary waiver of claims against the Company. The Resignation Letter acknowledges that by their terms and the provisions of his employment agreement all of Mr. McNerney’s vested stock options will remain exercisable for 90 days following the Date of Termination. The Resignation Letter also confirms that all of Mr. McNerney’s other equity and other compensatory awards will be governed by their terms (such that unvested restricted stock, unvested stock options and unvested awards under the Performance Unit Plan will be forfeited as of the Date of Termination). A copy of the Resignation Letter is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02.                    Termination of Material Definitive Agreement

The Resignation Letter referred to in Item 1.01 also terminates the employment agreement dated December 4, 2000 between the Company and W. James McNerney, Jr. (except those provisions that expressly survive the termination of employment) that was previously filed as Exhibit 10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

Item 5.02                         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Effective June 30, 2005, W. James McNerney, Jr. resigned as Chairman of the Board and Chief Executive Officer of the Company.  A description of the terms of Mr. McNerney’s resignation are included under Item 1.01 and incorporated herein by reference.

(c) On June 30, 2005, the Company announced that Robert S. Morrison, a Company director since 2002 and retired vice chairman of PepsiCo, Inc. and former chief executive officer of Quaker Oats Co. has been named interim chairman and chief executive officer, effective immediately.  Also on June 30, 2005, the Company announced that the Board of Directors is actively engaged in a search for a new chief executive officer.  A copy of the press release announcing the resignation of Mr. McNerney and the appointment of Mr. Morrison is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                           Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description of Document

10.1	Letter Agreement dated June 29, 2005 by and between 3M Company and W. James McNerney, Jr.
99.1	Press Release regarding the resignation of W. James McNerney, Jr. and the naming of Robert S. Morrison as interim Chief Executive Officer and Chairman of the Board issued June 30, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Gregg M. Larson
Gregg M. Larson,
Secretary

Dated: July 1, 2005